REPAIR-MS Results | A Phase 2 Study of Magnetic Resonance Spectroscopy to Assess the Effects of CNM-Au8 for the Bioenergetic Improvement of Impaired Neuronal Redox State in Multiple Sclerosis

RepairMS


CNM-Au8
Oral nano-suspension

Peter Sguigna MD[1], Kyle Blackburn MD[1], Lauren Tardo MD[1], Darina Dinov MD[1], Austin Rynders[2], Jacob Evan[2], Luke Johnson[2], Marjan Sepassi PharmD[2], Jeremy Evan PA-C[2], Alan Hartford PhD[2], Michael Hotchkin[2], Frank Yu MD[1], Jimin Ren PhD[1], and Benjamin Greenberg MD[1,2] for the REPAIR-MS study group

[1] Department of Neurology & Peter O'Donnell Brain Institute, the University of Texas Southwestern Medical Center, Dallas, TX USA, [2] Clene Nanomedicine, Inc., Salt Lake City, UT, USA

Treatment with CNM-Au8 30 mg Resulted in Improved Brain Energy Metabolism NAD+/NADH Ratio: Evidences Novel Mechanism of Action for the Treatment of MS

Design Overview | Phase 2 Study | Open-Label Sequential Group Investigator-Blinded 12-Week Study Utilizing ³¹P-MRS Imaging of Brain Energy Metabolites with a 6-Week Post-Therapy Washout & Safety Follow-Up Period

- REPAIR-MS Cohort 1 enrolled relapsing remitting MS, stable on natalizumab (n=13)
- REPAIR-MS Cohort 2 included non-active progressive MS (PMS) without relapse(s) or gadolinium enhancing lesion(s) within the previous 5 years, taking either a B-cell depleting therapy or an S1P-modulator (n=20)
- REPAIR-PD included participants diagnosed with Parkinson's disease within 3 years, Hoehn and Yahr stage ≤ 3, and stable treatment with dopaminergic therapies (n=13)
- Prespecified integrated analysis of the combined cohorts (primary efficacy outcome); all evaluable with post-baseline ^{31}P-MRS scans

Category	REPAIR-MS Cohort 1	REPAIR-MS Cohort 2	REPAIR-MS (Total)
Participants: (n)	13	20	33
Age: Mean (SD)	41.6 (10.0)	54.1 (9.9)	49.2 (11.6)
Sex (female): n (%)	9 (69%)	13 (65%)	22 (67%)
Relapsing MS / PPMS / SPMS: (n)	13 / 0 / 0	0 / 12 / 8	13 / 12 / 8
Baseline EDSS: Mean (SD)	2.7 (1.9)	4.9 (1.7)	4.0 (2.1)

Primary Endpoint | Improved NAD+/NADH Ratio (Combined REPAIR Program)

NAD+/NADH Ratio (Unit Change)


³¹P-MRS Change in Brain NAD⁺/NADH Ratio at End of Treatment
Partial Volume Coil; Ratio of NAD⁺/NADH (% Fraction of NAD⁺, NADH Couple)
REPAIR Studies (Integrated Analyses: All Cohorts), Primary Endpoint
Participant Change by Visit
W12 Mean Difference (SD) = 0.449 (1.1)
p = 0.0148
n = 39
NAD+/NADH Change vs. Baseline
Treatment Period
Post Treatment Washout
Weeks (Post-Baseline)
MS Cohort 1 (RMS)
MS Cohort 2 (PMS)
Parkinson's disease

NAD+/NADH Ratio (% Change)


³¹P-MRS Percent (%) Change in Brain NAD⁺/NADH Ratio at End of Treatment
Partial Volume Coil; Ratio of NAD⁺/NADH (% Fraction of NAD⁺, NADH Couple)
REPAIR Studies (Integrated Analyses: All Cohorts), Primary Endpoint (Sensitivity Analysis)
Participant Change by Visit
W12 Mean % Difference (SD) = 8.65 (18.5)
p = 0.0060
n = 39
NAD+/NADH Percent (%) Change vs. Baseline
Treatment Period
Post Treatment Washout
Weeks (Post-Baseline)
MS Cohort 1 (RMS)
MS Cohort 2 (PMS)
Parkinson's disease

Primary & Secondary Endpoints | REPAIR-MS

Primary | NAD+/NADH Ratio (Unit Change)


³¹P-MRS Change in Brain NAD⁺/NADH Ratio at End of Treatment
Partial Volume Coil; Ratio of NAD⁺/NADH (% Fraction of NAD⁺, NADH Couple)
REPAIR-MS (Combined Cohorts), Primary Endpoint
Participant Change by Visit
W12 Mean Difference (SD) = 0.481 (1.23)
p = 0.0580
n = 26
NAD+/NADH Change vs. Baseline
Treatment Period
Post Treatment Washout
Weeks (Post-Baseline)
Cohort 1 (RMS)
Cohort 2 (PMS)

Primary | NAD+/NADH Ratio (% Change)


³¹P-MRS Percent (%) Change in Brain NAD⁺/NADH Ratio at End of Treatment
Partial Volume Coil; Ratio of NAD⁺/NADH (% Fraction of NAD⁺, NADH Couple)
REPAIR-MS (Combined Cohorts), Primary Endpoint (Sensitivity)
Participant Percent (%) Change by Visit
W12 Mean % Difference (SD) = 9.49 (20.7)
p = 0.0275
n = 26
NAD+/NADH Percent (%) Change vs. Baseline
Treatment Period
Post Treatment Washout
Weeks (Post-Baseline)
Cohort 1 (RMS)
Cohort 2 (PMS)

Secondary | NAD+ % Fraction (Unit Change)


³¹P-MRS Percent Change in Brain NAD⁺ at End of Treatment
Partial Volume Coil; NAD⁺ (% Fraction of NAD⁺, NADH Couple)
REPAIR-MS (Combined Cohorts), Secondary Endpoint
Participant Change by Visit
W12 Mean Difference (SD) = 0.0095 (0.02)
p = 0.0232
n = 26
NAD+ Change vs. Baseline
Treatment Period
Post Treatment Washout
Weeks (Post-Baseline)
Cohort 1 (RMS)
Cohort 2 (PMS)

Impaired Brain Energy Metabolism Correlates with Baseline EDSS and Functional Clinical Scores

Baseline NAD+/NADH vs. EDSS


Baseline ³¹P-MRS NAD+/NADH Ratio Correlated with EDSS Severity
Partial Volume Coil; NAD⁺/NADH (Ratio of NADH Couple)
REPAIR-MS (Combined Cohorts)
Pearson Correlation, Regression ± 95% CI Bounds
Baseline EDSS
ρ = -0.429
p = 0.0127
NAD+/NADH Ratio at Baseline
Increasing Impairment

Baseline SDMT vs. Brain ATP Levels


Baseline ³¹P-MRS Whole Brain ATP Levels Correlated with SDMT
Full Volume Coil; Average of Peak Integrals for α-ATP, β-ATP, γ-ATP
REPAIR-MS (Combined Cohorts)
Pearson Correlation, Regression ± 95% CI Bounds
SDMT at Baseline
ρ = 0.542
p = 0.0009
Baseline Avg of ³¹P-MRS ATP Peak Integrals (α-ATP, β-ATP, γ-ATP)

Baseline 9HPT vs. Brain ATP Levels


Baseline ³¹P-MRS Whole Brain ATP Levels Correlated with 9HPT
Full Volume Coil; Average of Peak Integrals for α-ATP, β-ATP, γ-ATP
REPAIR-MS (Combined Cohorts)
Pearson Correlation, Regression ± 95% CI Bounds
Baseline 9HPT (Time Summed Across Hands, sec.)
ρ = -0.513
p = 0.0032
Baseline Avg of ³¹P-MRS ATP Peak Integrals (α-ATP, β-ATP, γ-ATP)

Safety Findings | REPAIR-MS

- 64 TEAEs were reported in 24 participants (73%)
  - Top 3 most frequently reported TEAEs: headache (15%), COVID-19 (12%), upper respiratory tract infection (9%)
- All TEAEs were assessed as mild-to-moderate severity (100%)
- 2 SAEs occurred in 2 participants (syncope, pneumonia)
- 2 (6%) participants discontinued due to TEAEs; headache (n=1), pneumonia (n=1)
- 1 laboratory safety finding was assessed as related to drug (hypertransaminasaemia, ALT & AST < 1.5 x ULN), which resolved

Acknowledgements: We thank the study participants and their families for their support and willingness to engage in clinical research. We thank the site investigators for their research excellence and dedication to patients.

Research reported in this publication was supported by the National Multiple Sclerosis Society's Fast Forward program and the National Center for Advancing Translational Sciences of the National Institutes of Health under award Number UL1 TR003163.

The content is solely the responsibility of the authors and does not necessarily represent the official views of the NMSS or NIH (National Institutes of Health).